GBSX Structure

as of March 2012



GBS Enterprises Inc.
(Nevada Inc.)
Atlanta
US
OTCBB: GBSX
Office(s): Woodstock (Atlanta)
50,1%
GROUP Business Software AG
Eisenach
GER
FWB: ISIN DE 0005104509
Office(s): Eisenach
Frankfurt
Karlsruhe
Fulda
100%
Pavone AG
Paderborn
GER
Office(s): Paderborn
100%
GroupWare Inc.
(Delaware Inc.)
US
Office(s): Tampa
100%
GBS India Pty. Ltd.
(formerly SD Holdings Ltd.)
Port Louis MAU
Office(s): Port Louis
100%
IDC Global Inc.
(Delaware Inc.)
Chicago
US
Office(s): Lombard (Chicago)
B.E.R.S. AD
Varna
BG
50%
Office(s): Varna
100%
Pavone GmbH
Böblingen
GER
Office(s): Böblingen
100%
Pavone Ltd.
Middlesbrough
GB
Office(s): Middlesbough
100%
GroupWare AG
Lübeck
GER
Office(s): Lübeck
100%
Synaptris Decisions Ltd. / Chennai
IND
Office(s): Chennai
100%
Synaptris Inc.
(California Inc.)
San Jose, CA
US
Office(s): New York
100%
GBS Corp.
(Delaware Inc.)
New York
US
Office(s): New York
Woodstock (Atlanta)
Toronto
Manchester
100%
ebVOKUS
Dresden
GER
Office(s): Dresden
100%
GROUP Live N.V.
Den Haag
NL
Office(s): Den Haag
100%
Relavis Corp.
(NY Inc.)
New York
US
Office(s): New York
100%
Permessa Corp.
(Delaware Inc.)
Boston
US
Office(s): Waltham (Boston)
100%
GBS (UK) Ltd.
Warrington
GB
Office(s): Manchester
London

www.gbs.com